CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Registration Statement on Form S-1 (Amendment No. 3) of our report dated June 7, 2017, relating to the financial statements as of March 31, 2017 and the period from July 29, 2016 (inception) to March 31, 2017. We also consent to the reference to our firm under the heading “Experts” appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

September 12, 2017